INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement of Towerstream Corporation on Form S-8 of our report dated March 18, 2008, with respect to our audits of the consolidated financial statements of Towerstream Corporation as of December 31, 2007 and for the years ended December 31, 2007 and 2006 appearing in the Annual Report on Form 10-KSB of Towerstream Corporation for the year ended December 31, 2007.

/s/ Marcum & Kliegman, LLP

New York, New York
May 29, 2008